Exhibit 10.18

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT

    THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is made and entered into effective as of March 22, 2022 by and between Trophy of Carson Real Estate LLC, a California limited liability company (“Contributor”), Modiv Operating Partnership, LP, a Delaware limited partnership (“Acquiror”), and Group of Trophy LLC, a California limited liability company (“Unit Recipient”).

RECITALS:

    WHEREAS, the Contributor and Acquiror are parties to that certain Contribution Agreement, dated January 13, 2022 (the “Agreement”), pursuant to which the Contributor contributed certain property located in Carson, CA to Acquiror in exchange for limited partnership interests in Acquiror;

    WHEREAS, the parties desire to amend and modify the Agreement as set forth herein; and

    WHEREAS, capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Section 3(i) of the Agreement is hereby amended and restated in its entirety by replacing the existing Section 3(i) with the following:
Lock-Up Period. By executing and delivering this Agreement, Unit Recipient agrees that until the close of the period immediately following the Closing Date and ending on August 11, 2022 (the “Lock-Up Period”), Unit Recipient shall not have the right to require Acquiror to redeem any Units held by such Unit Recipient under the Third Amended and Restated Limited Partnership Agreement. If such Unit Recipient transfers any Units, such Units shall remain subject to this Section 3(i) and, as a condition to the validity of such disposition and in addition to any other Transfer Requirements, the transferee of such Units shall be required to assume, in a form acceptable to Acquiror, the obligations of this Section 3(i) with respect to such Units. Thereafter, such transferee shall, for purposes of this Section 3(i), be a Unit Recipient. In addition, Unit Recipient agrees that it shall not have the right to require the Acquiror to redeem any Units held by such Unit Recipient under the Third Amended and Restated Limited Partnership Agreement if such redemption would result in Unit Recipient Constructively Owning (as defined in the Articles of Amendment and Restatement of the REIT (the “REIT Charter”)) or Beneficially Owning (as defined in the REIT Charter) Shares (as defined in REIT Charter) of the REIT in excess of the Aggregate Share Ownership Limit (as defined in the REIT Charter) or the Common Share Ownership Limit (as defined in the REIT Charter), unless Unit Recipient is an Excepted Holder (as defined in the REIT Charter), or otherwise violate the provisions of the REIT Charter, including the provisions of Article 6, Section 6.5.1(ii). Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 3(i) will survive any termination of this Agreement.
2.Except as expressly modified by this Amendment, all other terms and conditions of the Agreement are hereby reaffirmed and acknowledged by the parties and shall remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which is deemed an original, but all of which together constitute one and the same Amendment. This Amendment may be executed and delivered electronically with such signatures being deemed original signatures for purposes of enforcement and construction of this Amendment.
4.Sections 28 through Section 37 of the Agreement are incorporated herein by reference, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Contribution Agreement to be executed as of the day and year first above written.

CONTRIBUTOR: Trophy of Carson Real Estate LLC By: /s/ Nasser Watar Name: Nasser Watar Title: Manager	ACQUIROR: Modiv Operating Partnership, LP By: Modiv Inc. its general partner By: /s/ Aaron S. Halfacre Name: Aaron S. Halfacre Title: CEO

UNIT RECIPIENT: Group of Trophy LLC By: /s/ Nasser Watar Name: Nasser Watar Title: Manager

[Signature Page to First Amendment]